Exhibit 99.5

Execution Version

DISTRIBUTION AND CONTRIBUTION

AGREEMENT

This Distribution and Contribution Agreement (this “Agreement”) is entered into on December 6, 2024, by and among the following:

AIPCF VIII Credit Opportunity Holding LP, a Delaware limited partnership (“COH”),

AIPCF VIII Blocker (Cayman) Credit Opportunity LP, a Cayman Islands exempted limited partnership and a limited partner of COH (“COH Blocker”),

AIPCF VIII Direct Investor AIV LP, a Cayman Islands exempted limited partnership, acting by its general partner AIPCF VIII (Cayman), L.P. (acting by its general partner AIPCF VIII (Cayman), Ltd.) and a limited partner of COH (“Direct Investor”),

AIPCF VIII Indirect Investor AIV LP, a Cayman Islands exempted limited partnership, acting by its general partner AIPCF VIII (Cayman), L.P. (acting by its general partner AIPCF VIII (Cayman), Ltd.) and a limited partner of COH Blocker (“Indirect Investor”),

Lightship Capital III LP, a Delaware limited partnership, acting by its general partner Lightship Capital III GP, LLC, and a direct or indirect wholly owned subsidiary of COH (“Lightship III”),

AIPCF VIII Global Corp Holding LP, a Cayman Islands exempted limited partnership, acting by its general partner AIPCF VIII (Cayman), L.P. (acting by its general partner AIPCF VIII (Cayman), Ltd.) (“Global Corp Holding”),

A-ENV Funding LP, a Cayman Islands exempted limited partnership, acting by its general partner A-ENV Funding GP, LLC, and a direct or indirect wholly owned subsidiary of Global Corp Holding (“A-ENV Funding”), and

AIPCF VIII (Cayman), L.P., a Cayman Islands exempted limited partnership, acting by its general partner AIPCF VIII (Cayman), Ltd., and general partner of Indirect Investor, Direct Investor and Global Corp Holding (the “General Partner” and, together with COH, COH Blocker, Indirect Investor, Direct Investor, Global Corp Holding, Lightship III and A-ENV Funding, the “Applicable Fund Entities”).

RECITALS

WHEREAS, Lightship III is the owner of a certain equity interests of Enviva, LLC, including without limitation common equity and equity received in connection with the Equity Rights Offering (as defined in the Backstop Commitment Agreement, dated as of August 30, 2024, by and among Enviva Inc. and the other parties thereto) (the “Transferred Interests”) following the conversion of Enviva, Inc. from a Delaware corporation to a Delaware limited liability company pursuant to that certain Amended Joint Chapter 11 Plan of Reorganization of Enviva Inc. and its Debtor Affiliates, dated October 4, 2024, by and between Enviva Inc. and its debtor affiliates (the “Restructuring Plan”); and

WHEREAS, the parties hereto desire to clarify certain matters related to Lightship III’s assignment, transfer and conveyance of certain of Lightship III’s rights as the owner of the Equity Interests, in each case to A-ENV Funding as set out in that Restructuring Plan.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereby agree that the following transactions shall be deemed to occur:

1.            Transfer of the Transferred Interests. In connection with the Restructuring Plan, (x) Lightship III hereby assigns, transfers and conveys all of Lightship III’s right, title and interest in the Transferred Interests to A-ENV Funding and (y) the parties hereto agree that, notwithstanding such assignment, transfer and conveyance of the Transferred Interests from Lightship III to A-ENV Funding, such assignment, transfer and conveyance of the Transferred Interests from Lightship III to A-ENV Funding shall be treated as the occurrence of certain deemed distributions and deemed contributions set forth in the following sequence (and no step in the sequence shall commence until the immediately preceding step has been completed in its entirety):

(a)            Distribution of Transferred Interests by Lightship III. Subject to the terms and conditions set forth in this Agreement and the applicable Governing Documents, the General Partner, on behalf of COH, hereby causes Lightship III to make a deemed in-kind distribution of all of its right, title and interest in and to the Transferred Interests to its sole member, COH, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (collectively, “Liens”).

(b)            Distribution of Transferred Interests by COH. Subject to the terms and conditions set forth in this Agreement and the applicable Governing Documents, the General Partner hereby causes COH to make a deemed in-kind distribution of all of its right, title and interest in and to the Transferred Interests received pursuant to Section 1(a) to COH Blocker, Direct Investor and the General Partner on a pro rata basis in accordance with Percentage Interests (as defined in the Governing Documents of COH) in the Transferred Interests, free and clear of all Liens.

(c)            Distribution of Transferred Interests by COH Blocker. Subject to the terms and conditions set forth in this Agreement and the applicable Governing Documents, the General Partner, on behalf of Indirect Investor, hereby causes COH Blocker to make a deemed in-kind distribution of all of its right, title and interest to its share of the Transferred Interests received pursuant to Section 1(b) to Indirect Investor, free and clear of all Liens.

(d)            Contribution of Transferred Interests to Global Corp Holding. Subject to the terms and conditions set forth in this Agreement and the applicable Governing Documents, (i) the General Partner hereby makes a deemed contribution of all of its right, title and interest in and to its share of the Transferred Interests received pursuant to Section 1(b), free and clear of all Liens, to Global Corp Holding in consideration of the deemed issuance of a corresponding general partnership interest of Global Corp Holding to the General Partner (the “New Global Corp Holding GP Interest”) and (ii) the General Partner hereby causes each of Direct Investor and Indirect Investor to make a deemed contribution of all of its rights, title and interest in and to its share of the Transferred Interests received pursuant to Section 1(b) or 1(c), as applicable, free and clear of all Liens, to Global Corp Holding in consideration of the deemed issuance of corresponding limited partnership interests of Global Corp Holding to Direct Investor or Indirect Investor, as applicable (each, a “New Global Corp Holding LP Interest”). Global Corp Holding hereby accepts the deemed contribution of the Transferred Interests and hereby assumes and agrees, from and after the date hereof, to perform all of the duties, obligations, liabilities and undertakings associated with the holding of the Transferred Interests, and hereby makes a deemed issuance to the General Partner of the New Global Corp Holding GP Interest and to Direct Investor and Indirect Investor of their respective New Global Corp Holding LP Interests.

(e)            Contribution of Transferred Interests from Global Corp Holding to A-ENV Funding. Subject to the terms and conditions set forth in this Agreement and the applicable Governing Documents, Global Corp Holding hereby makes a deemed contribution of all of its right, title and interest in and to the Transferred Interests received pursuant to Section 1(d), free and clear of all Liens, to A-ENV Funding, as sole limited partner thereof, in consideration of the deemed issuance of a corresponding limited partnership interest of A-ENV Funding (the “New A-ENV Funding LP Interests”). A-ENV Funding hereby accepts the deemed contribution of the Transferred Interests and hereby assumes and agrees, from and after the date hereof, to perform all of the duties, obligations, liabilities and undertakings associated with the holding of the Transferred Interests, and hereby makes a deemed issuance to Global Corp Holding of the New A-ENV Funding LP Interests.

2.            Certain Definitions. For purposes of this Agreement, “Governing Documents” shall mean, with respect to any Applicable Fund Entity, the limited partnership agreement, certificate of incorporation, bylaws, memorandum and articles of incorporation or similar governing documents of such Applicable Fund Entity.

3.            Representations and Warranties. Each of the parties hereto hereby represents and warrants as of the date of this Agreement that the execution, delivery and performance of this Agreement by such party and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both (i) violate any provision of law, statute, rule, regulation or executive order to which such party is subject; (ii) violate any judgment, order, writ or decree of any court applicable to such party; or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, or constitute a default under, any material commitment, contract or other agreement or instrument, to which such party is or may be bound or affected.

4.            Cooperation. Each of the parties hereto, without further consideration, shall execute and deliver other documents and take such other action as may be necessary to consummate more effectively the subject matter hereof.

5.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, and legal representatives of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and assigns, any rights or benefits under or by reason of this Agreement.

6.            Entire Agreement. It is expressly understood and agreed that this Agreement contains the entire agreement and understanding concerning the subject matter herein, and supersedes and replaces all prior negotiations and agreements between the parties hereto, whether written or oral. It is expressly understood and agreed that there have been no promises, agreements, warranties or inducements, not herein expressed. The parties hereto acknowledge that they have read this Agreement and have executed it without relying upon any statements, representations, or warranties, written, or oral, not expressly set forth herein.

7.            Waiver, Modification and Amendment. No provision herein may be waived unless in writing signed by the party whose rights are thereby waived. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein. This Agreement may be modified or amended only by written agreement executed by all the parties hereto.

8.            Governing Law. This Agreement shall in all respects be interpreted, enforced and governed by and under the laws of the State of Delaware. Notwithstanding any of the foregoing, with respect to any interests in any Applicable Fund Entity established in the Cayman Islands, this Agreement will be governed by, and interpreted in accordance with, the laws of the Cayman Islands.

9.            Severability. In the event that one or more of the provisions or portions thereof of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby, and each of the remaining provisions or portion thereof shall remain, continue to be valid and effective and be enforceable to the fullest extent permitted by law.

10.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all when taken together shall constitute the Agreement.

11.            Titles and Captions. Paragraphs, titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference and shall in no way be construed to define, limit or extend the scope of this Agreement or the intent of any of its provisions.

12.            Recitals. Each of the recitals is incorporated herein by this reference and shall become part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above. With respect to the Applicable Fund Entities established in the Cayman Islands, certain of the undersigned have executed and unconditionally delivered this Agreement as a deed on the date first written above.

AIPCF VIII (CAYMAN), L.P.

By:	AIPCF VIII (Cayman), Ltd., its general partner

By:	/s/ Stanley Edme
	Name:	Stanley Edme
	Title:	Secretary and Vice President

AIPCF VIII CREDIT OPPORTUNITY HOLDING LP

By:	AIPCF VIII (Cayman), L.P., its general partner

By:	AIPCF VIII (Cayman), Ltd., its general partner

By:	/s/ Stanley Edme
	Name:	Stanley Edme
	Title:	Authorized Signatory

AIPCF VIII BLOCKER (CAYMAN) CREDIT OPPORTUNITY LP

By:	AIPCF VIII (Cayman), L.P., its general partner

By:	AIPCF VIII (Cayman), Ltd., its general partner

By:	/s/ Stanley Edme
	Name:	Stanley Edme
	Title:	Secretary and Vice President

[Signature Page to Distribution and Contribution Agreement]

AIPCF VIII DIRECT INVESTOR AIV LP

By:	AIPCF VIII (Cayman), L.P., its general partner

By:	AIPCF VIII (Cayman), Ltd., its general partner

By:	/s/ Stanley Edme
	Name:	Stanley Edme
	Title:	Secretary and Vice President

AIPCF VIII INDIRECT INVESTOR AIV LP

By:	AIPCF VIII (Cayman), L.P., its general partner

By:	AIPCF VIII (Cayman), Ltd., its general partner

By:	/s/ Stanley Edme
	Name:	Stanley Edme
	Title:	Secretary and Vice President

AIPCF VIII GLOBAL CORP HOLDING LP

By:	AIPCF VIII (Cayman), L.P., its general partner

By:	AIPCF VIII (Cayman), Ltd., its general partner

By:	/s/ Stanley Edme
	Name:	Stanley Edme
	Title:	Secretary and Vice President

[Signature Page to Distribution and Contribution Agreement]

LIGHTSHIP CAPITAL III LP

By:	Lightship Capital III GP, LLC, its general partner

By:	/s/ Stanley Edme
	Name:	Stanley Edme
	Title:	Secretary and Vice President

A-ENV FUNDING LP

By:	A-ENV Funding GP, LLC, its general partner

By:	AIPCF VIII Global Corp Holding LP, its sole member

By:	AIPCF VIII (Cayman), L.P., its general partner

By:	AIPCF VIII (Cayman), Ltd., its general partner

By:	/s/ Stanley Edme
	Name:	Stanley Edme
	Title:	Secretary and Vice President

[Signature Page to Distribution and Contribution Agreement]